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                    SEVENTH AMENDMENT TO THE
                      ANGELICA CORPORATION
                          PENSION PLAN
                  (As Restated April 1, 1989)



     WHEREAS, Angelica Corporation (herein referred to as the

"Company") established effective April 1, 1980, the Angelica

Corporation Pension Plan (hereinafter referred to as the "Plan");

and

     WHEREAS, the Company desires to amend said Plan effective as of August 1, 1996.

     NOW, THEREFORE, the Company does hereby amend the Plan

effective as of August 1, 1996, in the following respect:

     Section 1.10 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 1.10. `Compensation' means all salary, wages and other amounts paid to a Participant, including overtime or premium pay, commissions and discretionary bonuses and amounts paid (at straight-time rates for hourly-paid persons and at regular salary rates for salaried persons) for periods not worked while on leave of absence or because of vacation time, holiday time off, furlough, sick leave, bereavement or military leave or jury duty; provided, however, that Compensation paid while a Participant is on a leave of absence shall only be counted if the Participant returns to active employment immediately following the termination of the leave of absence unless the Participant dies prior to the termination of the leave of absence in which case his Compensation paid while on such leave of absence shall be counted. Compensation does not include any matching contributions in cash and/or Company stock made by the Company or any Affiliated Employer on behalf of the Participant under an incentive, stock or nonqualified deferred compensation plan maintained by the Company or any Affiliated Employer, any payments or the value of any shares of stock received under the Performance Shares Plan For Selected Management, any remuneration paid to a Participant after the Participant's termination of employment (except the first commission check paid to the Participant after the last day of employment), any contractual bonus or incentive award committed in connection with the acquisition of any going business or amount contributed to this Plan or any other pension, retirement, deferred compensation, group insurance, health and welfare, or similar plan, or any other so-called `fringe benefits,' or any expense allowances or reimbursements or expenses paid on behalf of any such Participant (even if subsequently not allowed as such and treated as additional compensation for federal income tax purposes), except that Compensation shall include the portion of any premiums for group term life insurance paid by the Company which constitutes taxable income to the Employee and shall include all remuneration which is not currently includable in the Participant's gross income by reason of the application of Code Section 125 and all Employee Contributions (even though designated as Employer

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     Contributions for Federal income tax purposes) from and after
     February 1, 1984 under the Angelica Corporation Retirement Savings Plan, whether or not such contributions constituted taxable income to the Employee. The amount shown on the records of the Affiliated Companies as paid a Participant for any Plan Year shall be conclusive and binding on all parties unless demonstrated, to the satisfaction of the Administrator, to be clearly erroneous.

          In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, Compensation taken into account under the Plan shall not exceed
     $150,000, or such amount as provided in Code Section
     401(a)(17) for such Plan Year."

     IN WITNESS WHEREOF, the Company has caused this Seventh
Amendment to be executed this 30th day of    July    , 1996.
                              ----        -----------

                              ANGELICA CORPORATION


                          By      /s/ L. J. Young
                             -------------------------------------
                             Chairman of the Board,
                             President and Chief Executive Officer

[SEAL]

ATTEST:

/s/ Jill Witter
- ------------------------
Secretary



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